Amendment to Employment Agreement

          THIS AMENDMENT (this "Amendment") to the Employment Agreement (the "Employment Agreement") dated as of February 16, 2001, by and between Cogentrix Energy, Inc. (the "Company"), and Thomas F. Schwartz (the "Executive"), is entered into effective as of November 12, 2001.

W I T N E S S E T H :

          WHEREAS, the Company believes that, in the event it is confronted with a Change of Control of the Company (as defined in the Employment Agreement), continuity of management will be essential to its ability to evaluate and respond to such change in ownership in the best interests of its shareholders;

          WHEREAS, the Company understands that any such Change of Control may present significant concerns for the Executive with respect to his financial and job security;

          WHEREAS, the Company desires to assure itself of the Executive's services during the period in which it is confronting such Change of Control and to provide the Executive certain financial assurances to enable the Executive to perform the responsibilities of his position without undue distraction and to exercise his judgment without bias due to his personal circumstances;

          WHEREAS, the Company desires to facilitate an efficient transition during the period following any such Change of Control;

          WHEREAS, the Company wishes to retain for the immediate future the expertise and services of the Executive in order to maintain continuity of the business following a Change of Control; and

          WHEREAS, to achieve these objectives, the Company and the Executive desire to amend the Employment Agreement to provide the Company and the Executive with certain rights and obligations upon the occurrence of a Change of Control.

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Company and the Executive hereby agree to the following:

          1.        Effectiveness and Term of Amendment; Employment.

          (a)        This Amendment shall only become effective in the event of a Change of Control and, in such event, shall remain in full force and effect from the date of the Change of Control until the end of the Post-Change of Control Employment Period (as defined below).

          (b)        Subject to this Amendment and the Employment Agreement, Executive hereby acknowledges and agrees that it is his intention to remain employed by the Company (or its successor) for the Six-Month Period (as defined below).

          2.        Payment to Executive Upon Change of Control. In the event of a Change of Control, the Company shall pay to the Executive the amount set forth in Section 4(a) of the Employment Agreement. Payment shall be made in full on the date of the Change of Control and shall be wired in immediately available funds to the bank account utilized for Executive's monthly payroll. This payment shall be in lieu of any payment otherwise due under Sections 4(a) and 5(a) of the Employment Agreement.

          3.        Base Salary During Post-Change of Control Employment Period. During the Post-Change of Control Employment Period, the Executive's Base Salary shall be not less than the Executive's Base Salary in effect immediately prior to the Change of Control. The Base Salary may be increased, but shall not be decreased, during such Post-Change of Control Employment Period, in accordance with the Company's (or its successor's) normal practice.

          4.        Certain Payments under Bonus, Incentive Bonus and Profit Sharing Plans.

          (a)        Termination of Employment by the Company Without Cause or by the Executive for Good Reason. In the event of a termination of the Executive's employment during the Six-Month Period (I) by the Company (or its successor) other than for Willful Misconduct (as defined in the Incentive Bonus Plan) or (II) by the Executive for Good Reason (as defined below), or in the event the Executive's employment has not terminated as of the end of the Six-Month Period, the Company shall pay to the Executive a lump sum payment of an amount equal to:

(i)          the aggregate amount of the Bonus, Incentive Bonus and Profit Sharing Plan Distribution (each of the foregoing terms as defined below) paid or payable to the Executive for services rendered to the Company in respect of the most recently completed fiscal year immediately prior to the year in which the Change of Control occurred; divided by

(ii)         365; multiplied by

(iii)        the number of calendar days in the Post-Change of Control Employment Period.

           In the event of a termination of the Executive's employment by the Company other than for Willful Misconduct during the Six-Month Period, the lump sum payment contemplated by this Section 4(a) shall be computed by adding an additional 30 calendar days to the number of calendar days calculated to be in the Post-Change of Control Employment Period in Section 4(a)(iii) hereof; provided, however, that the addition of these 30 days shall in no event cause the total number of days in the Post-Change of Control Employment Period to exceed 180. Payment of the amount described in this Section 4(a) shall be made in full within ten business days following the date of termination of employment or following the last business day of the Six-Month Period, as applicable, and shall be wired in immediately available funds to the bank account utilized for Executive's monthly payroll.

          (b)        Payment of Pre-Change of Control Bonus. In the event of a termination of the Executive's employment during the Window Period (as defined below) for any reason other than Willful Misconduct, the Company shall pay to the Executive, in accordance with the terms and conditions of the Incentive Bonus Plan and the Profit Sharing Plan and in accordance with the past practice of the discretionary bonus policy, a pro rata payment in respect of the period from the beginning of the Plan Year (as defined in such plans) and ending on the date of the Change of Control. The Executive shall be entitled to receive such pro rata payment as of the applicable dates on which bonuses under the terms and conditions of the Incentive Bonus Plan and the Profit Sharing Plan and in accordance with discretionary bonus policy would ordinarily otherwise be paid.

          (c)        Termination of Employment for Other Reason. In the event of a termination of the Executive's employment by the Company for Willful Misconduct, the Executive will not be entitled to any bonus payment under this Section 4.

          5.        Effectiveness of Employment Agreement and Incentive Compensation Plans and Policies. Except as specifically set forth herein, the Employment Agreement and the incentive compensation plans and policies of the Company shall remain in full force and effect in accordance with their terms and conditions; provided, however, that amounts otherwise payable under the incentive plans and policies identified herein, in respect of the Company's financial performance for the year in which the Change of Control occurs, shall be reduced (but not below zero) by the amounts paid or payable under Section 4(a) and Section 4(b) hereof.

          6.        Inconsistencies. In the event of any inconsistency between any provision of this Amendment, on the one hand, and the terms of the Employment Agreement or the incentive compensation plans and policies, on the other hand, the provision in this Amendment shall prevail.

          7.        Defined Terms. Capitalized terms used but not defined or identified herein shall have the meanings set forth in the Employment Agreement.

          (a)        Post-Change of Control Employment Period" shall mean that period of time immediately following the Change of Control equal to the shorter of (i) the period of time the Executive remains employed by the Company (or its successor) immediately following the Change of Control and (ii) the Six-Month Period.

          (b)        "Six-Month Period" shall mean the 180-day period beginning on the date on which the Change of Control occurs.

          (c)        "Window Period" shall mean the one year period following the Change of Control.

          (d)        "Good Reason" shall mean (i) a material adverse alteration in the nature or status of the Executive's responsibilities from those provided in the Employment Agreement or the transfer of a significant portion of such responsibilities to one or more other persons, (ii) the failure by the Company to pay or provide to the Executive, within 30 days of a written demand therefore, any amount of compensation or any benefit which is due, owing and payable pursuant to the terms hereof or of any applicable plan, program, arrangement or policy or (iii) the breach in any material respect by the Company of any of its other obligations or agreements set forth herein or in the Employment Agreement and the failure by the Company to cure such breach within 30 days after written notice thereof from the Executive.

          (e)        "Bonus" shall mean the discretionary cash payment made by the Company to the Executive at the sole discretion of the Chief Executive Officer.

          (f)        "Incentive Bonus" shall mean the incentive compensation received by the Executive pursuant to the Incentive Bonus Plan.

          (g)        "Profit Sharing Plan Distribution" shall mean the cash payment Executive is entitled to receive pursuant to the Profit Sharing Plan.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.

COGENTRIX ENERGY, INC.

                 /s/ DAVID J. LEWIS
By:  David J. Lewis
Its:   Chairman & CEO

            /s/ THOMAS F. SCHWARTZ
Thomas F. Schwartz